                                                                   EXHIBIT 10.10

                               VOTING AGREEMENT


     THIS VOTING AGREEMENT (this "Agreement") is made as of the 14th day of April, 1997 by and among Patriot American Hospitality, Inc., a Virginia corporation ("Patriot"), and CF Securities, L.P., a Texas limited partnership ("Stockholder").

                                   RECITALS
                                   --------
     WHEREAS, it is contemplated that Patriot will merge with and into California Jockey Club, a Delaware corporation ("CJC"; the term "Patriot" shall mean CJC after such merger) and that Wyndham Hotel Corporation, a Delaware corporation ("Wyndham"), will thereafter merge with and into Patriot (the "Merger") pursuant to an Agreement and Plan of Merger dated as of the date hereof (the "Merger Agreement");

     WHEREAS, pursuant to the terms of a Stock Purchase Agreement dated the date hereof (the "Stock Purchase Agreement") between Patriot and Stockholder, Patriot plans to issue, and upon such issuance Family Securities will be the beneficial owner of, paired shares (the "Paired Shares") of common stock, par value $.01 per share, of Patriot and common stock, par value $.O1 per share, of Bay Meadows Operating Company, a Delaware corporation to be renamed Patriot American Hospitality Operating Company after the Patriot/CJC merger ("OPCO"), and shares of unpaired preferred stock, par value $.01 per share, of Patriot (the "Unpaired Shares");

     WHEREAS, this Agreement is being entered into by Patriot as an inducement to Stockholder to enter into the Stock Purchase Agreement; and

     WHEREAS, as a condition to the consummation of the Merger and in connection with the issuance of Paired Shares and Unpaired Shares pursuant to the Stock Purchase Agreement and the transactions contemplated by the Merger Agreement and the Stock Purchase Agreement, Patriot desires that Stockholder make certain representations, warranties, covenants and agreements with respect to the voting of the shares of Patriot's and OPCO's voting securities held by it (the "Voting Securities") on matters which may come before the stockholders of Patriot and OPCO after the Merger.

     NOW, THEREFORE, in consideration of the mutual covenants and agreements contained hereof and in the Merger Agreement and the Stock Purchase Agreement, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

     Section 1.  Voting Agreement.  Whenever there shall be submitted to the
                 ----------------
stockholders of Patriot or of OPCO nominees for election to the Board of Directors of Patriot or of OPCO, as the case may be, Stockholder hereby agrees to vote, or to cause to be voted, all Voting Securities then held by Stockholder, whether beneficially or of record, in favor of such nominees designated by Patriot or OPCO or Patriot's or OPCO's Boards of Directors, as the case may be (which nominees shall include, if required by Section 2 hereof, a Designee (as defined in Section 2 hereof)), and, unless otherwise requested by Patriot or OPCO, as the case may be, not in favor of any other nominees.

     Section 2.  Director Nominations.  From the date hereof until the first
                 --------------------
date on which Stockholder does not beneficially own at least five percent (5%) of the lesser of (x) the sum of (i) the number of then outstanding Paired Shares and (ii) the number of then outstanding Unpaired Shares, or (y) the sum of (i) the number of Paired Shares outstanding immediately after the Merger and (ii) the number of Unpaired Shares outstanding immediately after the Merger (the lesser of (x) and (y) being the "Sum") (provided, however, that in the event the
                                        --------  -------
Standstill Agreement of even date herewith between Patriot and Stockholder is no longer in effect, then the Sum shall be calculated in the manner prescribed by
(x), irrespective of the number of shares computed pursuant to (y)), each of Patriot and OPCO hereby agrees, if at the time thereof Harlan Crow or a designee of Stockholder is not a director of such corporation, (i) to propose as a nominee for election to the Board of Directors of such corporation a designee of Stockholder (which need not be the same individual in each case) (a "Designee"),
(ii) to include the name of the applicable Designee as a nominee in its proxy card, (iii) to recommend the election of the applicable Designee to its stockholders (if any such recommendation is made by its Board of Directors as to any other nominee), (iv) to solicit proxies on behalf of the Designee to the same extent proxies are solicited on behalf of any other nominee for election to the Board of Directors, and (v) to cause the attorneys-in-fact named in the proxy cards to vote the shares in respect of which proxies are given for the election of the Designee as a director unless such proxy cards give contrary instructions.

     Section 3.  Specific Enforcement.  The provisions of this Agreement are to
                 --------------------
be specifically enforced if not performed according to their terms. Without limiting the generality of the foregoing, the parties hereto acknowledge that they would be irreparably damaged and there would be no adequate remedy at law for a breach of Section 1 or Section 2 hereof and, accordingly, the parties
                ---------    ---------
hereby consent to the entry of any temporary restraining order or preliminary or ex parte injunction, in addition to any other remedies available at law or in equity, to enforce the provisions thereof. Any requirements for the securing or posting of any bond with respect to any such remedy are hereby waived. This
Section 3 shall survive the termination of this Agreement.
---------

     Section 4.  Term.  This Agreement shall commence on the date hereof and
                 ----
shall terminate on October 1, 2007.

     Section 5.  Amendment.  This Agreement shall not be amended except upon the
                 ---------
written consent of the parties hereto.

     Section 6.  Jurisdiction and Venue.  The parties hereto hereby irrevocably
                 ----------------------
and unconditionally consent to and submit to the exclusive jurisdiction of the courts of the State of Delaware and of the United States of America located in the State of Delaware for any actions,

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suits or proceedings arising out of or relating to this Agreement, the transactions contemplated hereby or any document referred to hereof (and the parties agree not to commence any action, suit or proceeding relating thereto except in such courts), and further agree that service of any process, summons, notice or document by U.S. registered mail to the respective addresses set forth in Section 8 hereof shall be effective service of process for any such action, suit or proceeding brought against any party in any such court. The parties irrevocably and unconditionally waive any objection to the laying of venue of any action, suit or proceeding arising out of this agreement or the transactions contemplated hereby, in the courts of the State of Delaware or the United States of America located in the State of Delaware, and hereby further irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in any inconvenient forum.

     Section 7.  Entire Agreement.  This Agreement contains the entire
                 ----------------
understanding of the parties with respect to the subject matter herein and may be amended only by an agreement in writing executed by the parties hereto.

     Section 8.  Headings.  Descriptive headings are for convenience only and
                 --------
shall not control or affect the meaning or construction of any provision of this Agreement.

     Section 9.  Number: Gender.  Whenever the singular number is used herein,
                 --------------
the same shall include the plural where appropriate, and words of any gender shall include each other gender where appropriate.

     Section 10. Notices.  All notices, consents, requests, instructions,
                 -------
approvals and other communications provided for herein and all legal process in regard hereto shall be validly given, made or served, if in writing and sent by U.S. registered mail, return receipt requested:

     if to Patriot:

                       Attention: President
                       Patriot American Hospitality, Inc.
                       3030 LBJ Freeway
                       Suite 1500
                       Dallas, Texas 75234

     with a copy to:

                       Gilbert G. Menna, P.C.
                       Goodwin, Procter & Hoar LLP
                       Exchange Place
                       Boston, Massachusetts 02109
     if to Stockholder:

                       CF Securities, L.P.
                       3200 Trammell Crow Center
                       Suite 3200
                       2001 Ross Avenue
                       Dallas, Texas 75201
                       Attn: Ms. Susan T. Groenteman

     with copies to:

                       Crow Family Holdings
                       2001 Ross Avenue
                       Suite 3200
                       Dallas, Texas 75201

                       Derek R. McClain
                       Vinson & Elkins L.L.P.
                       2001 Ross Avenue
                       Suite 3700
                       Dallas, Texas 75201

     Section 11. Enforceability.  If any term, provision, covenant or
                 --------------
restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated. It is hereby stipulated and declared to be the intention of the parties hereto that the parties would have executed the remaining terms, provisions, covenants and restrictions without including any of such which may be hereafter declared invalid, void or unenforceable. In addition, the parties hereto agree to use their best efforts to agree upon and substitute a valid and enforceable term, provision, covenant or restriction for any of such that is held invalid, void or unenforceable by a court of competent jurisdiction.

     Section 12. Law Governing.  This Agreement shall be governed by and
                 -------------
construed and enforced in accordance with the laws of the State of Delaware, without regard to any conflict of laws provisions thereof.

     Section 13. Binding Effect.  This Agreement shall be binding upon and inure
                 --------------
to the benefit of and be enforceable by the successors and assigns of the parties hereto, including OPCO from the date it executes this Agreement. Nothing in this Agreement, expressed or implied, is intended to confer on any person other than the parties hereto or their respective heirs, successors, executors, administrators and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement.

     Section 14. Counterparts.  This Agreement may be executed in one or more
                 ------------
counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     Section 15. No Presumption Against Draftsman.  Each of the parties hereto
                 --------------------------------
hereby acknowledges that the parties hereto fully negotiated the terms of this Agreement, that each such party had an equal opportunity to influence the drafting of the language contained in this Agreement and that there shall be no presumption against any such party on the ground that such party was responsible for preparing this Agreement or any part hereof.

     Section 16. Effective Date.  This Agreement shall become effective when and
                 --------------
if the Merger becomes effective.

                                 [END OF TEXT]


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


                     {Signature Page to Voting Agreement}


     IN WITNESS WHEREOF, each of the parties hereto has executed this agreement, or caused the same to be executed, under seal, individually or by its duly authorized representative, as of the date first above written.


                                           PATRIOT AMERICAN HOSPITALITY, INC.


                                           By: /s/ Paul A. Nussbaum
                                              ----------------------------------
                                              Name:  Paul A. Nussbaum
                                              Title: Chairman and CEO


                                           CF SECURITIES, L.P.


                                           By: Mill Spring Holdings, Inc.,
                                               its General Partner

                                           By: /s/ Harlan R. Crow
                                              ----------------------------------
                                              Name:  Harlan R. Crow
                                              Title: Chief Executive Officer


AGREED TO:

PATRIOT AMERICAN HOSPITALITY OPERATING COMPANY

By: /s/ Paul A. Nussbaum
   ----------------------------
   Name:  Paul A. Nussbaum
   Title: Chairman and Chief Executive Officer

Date:   July 24, 1997
     --------------------------